Investor Presentation Piper Sandler Group Investor Meeting June 15, 2021 Exhibit 99.1

First Quarter 2021 Results and Recent Developments Mid Penn Bancorp, Inc. Organic loan growth (excluding PPP and mortgages held for sale) of $60.5 million, representing an annualized growth rate of over 12%, for the first quarter of 2021. Originated over 2,800 of PPP loans in 2021 totaling @ $370 million gross principal. Deposit growth for the first quarter of 2021 at an annualized rate of 31%. Nonperforming assets decreased by over $8.8 million, increasing the loan loss allowance coverage of nonperforming loans to over 203%. Balance Sheet Income Statement Record quarterly net income of $9.3 million. Increased noninterest income over 61% compared to the first quarter of 2020, driven by continued strong performance in our mortgage and Trust divisions. Generated an additional $15.9 million of PPP loan processing fees from 2021 PPP production. From both the 2020 and 2021 PPP loan programs, $5 million was recognized as income for Q1 2021, and an aggregate of $18.6 million remains deferred as of March 31, 2021 to be recognized in future quarters. Strategic Actions Raised over $70 million in common equity with high-quality investors in May 2021 to support the strong growth trend and expectations for franchise expansion. Added key expert leadership to the MPB Financial Services management team. Continued to successfully convert new customers from the PPP to broader banking and financial relationships with Mid Penn. Piper Sandler Group Investor Meeting June 15, 2021

Demonstrated Ability to Drive Balance Sheet Growth Total Loans * ($ in millions) Total Assets ($ in millions) +32% CAGR Core Loans ** ($ in millions) Total Deposits ($ in millions) * Total Loans represents gross loans excluding mortgage loans held for sale. ** Core Loans exclude PPP loans outstanding, loans held for sale, and acquired portfolios. +32% CAGR +23% CAGR +28% CAGR Piper Sandler Group Investor Meeting June 15, 2021

Paycheck Protection Program (PPP) Loans and Fees Mid Penn Bancorp, Inc. – Total PPP Loan Activity Combining both its 2020 and 2021 PPP loan efforts through May 2021, Mid Penn Bank has funded 7,452 PPP loans with gross loan proceeds totaling over $1.0 billion, helping to protect over 89,000 jobs. We implemented a customer-focused and internal technology-supported process, guided by our extensive SBA and business development expertise, to get customer applications submitted quickly and correctly, and funds disbursed timely. Our PPP success has enabled us to efficiently generate new business and acquire new customers, which we look to develop into more full banking relationships beyond PPP loans. This unprecedented program has been a critical component of sustaining the customers, businesses, and economies in the markets we serve, getting these needed funds to the businesses that are the backbone of our local economies. Additionally, Mid Penn earned over $38.5 million in PPP loan processing fees, with $18.4 million recognized in income for the twelve months ended March 31, 2021, with the remaining $20.5 million in deferred fees to be recognized into income in future quarters as the remaining PPP loans outstanding are forgiven and repaid. Piper Sandler Group Investor Meeting June 15, 2021

Increasing Profitability, Stable Margins, and Improving Efficiency Return on Average Assets * Net Interest Margin * Return on Average Equity * Efficiency Ratio * * Q1 2021 represents annualized financial metrics; PA Banks $1-$5B Assets peer group includes CCNE, PFIS, ORRF, ACNB, CZNC, CVLY, CZFS, ESSA, NWFL, PWOD, MRBK, FDBC, SOME, FRAF, FNCB, ENBP, EMYB, QNBC, CBFV, RIVE, ASRV, FSMK, MLVF, PBIP, FKYS, FBIP, CFCX, KISB and EMCF (Source: S&P Global) Piper Sandler Group Investor Meeting June 15, 2021

Reserves to NPLs * NPAs as a % of Assets * Net Charge- Offs to Avg. Loans * * PA Banks $1-$5B Assets peer group includes CCNE, PFIS, ORRF, ACNB, CZNC, CVLY, CZFS, ESSA, NWFL, PWOD, MRBK, FDBC, SOME, FRAF, FNCB, ENBP, EMYB, QNBC, CBFV, RIVE, ASRV, FSMK, MLVF, PBIP, FKYS, FBIP, CFCX, KISB and EMCF (Source: S&P Global) Asset Quality Strength Asset quality continues to be historically strong. Q1 2021 net charge-offs of $791,000 were associated with the workout of two larger Nonperforming Loans (one of which was sold). COVID-related loan modifications have declined to 0.2% of gross loans as of March 31, 2021. Piper Sandler Group Investor Meeting June 15, 2021

Mid Penn’s Tangible Book Value Per Common share at March 31, 2021 was $23.42 reflecting an increase of 4.6% since year-end 2020. For the year ended Dec. 31, 2020, the tangible book value per common share increased 12.2%. Tangible Book Value Per Common Share is a Non-GAAP measure as it excludes goodwill, core deposit intangible, and other intangible assets. The most comparable GAAP measure is book value per share. Please see the reconciliation of GAAP to non-GAAP measures in the Appendix to this presentation. Tangible Book Value Per Common Share +10% CAGR Increasing Shareholder value Piper Sandler Group Investor Meeting June 15, 2021

Strategic Initiatives Going Forward Piper Sandler Group Investor Meeting June 15, 2021